CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐2 of our report dated May 22, 2019, relating to the financial statements and financial highlights of Thrivent Church Loan and Income Fund, for the period ended March 31, 2019, and to the references to our firm under the headings “Financial Highlights” and “The Fund’s Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.
Cleveland, Ohio
July 25, 2019